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                                                                 EXHIBIT (e)(2)

                                  AMENDMENT TO

                 VIASOFT, INC. CHANGE IN CONTROL SEPARATION PLAN


         THIS AMENDMENT ("Amendment) is made as of this 27th day of April, 2000 by the Board of Directors ("Board") of Viasoft, Inc., a Delaware corporation (the "Company"), to the VIASOFT, INC. CHANGE IN CONTROL SEPARATION PLAN (the "Plan) adopted by the Board on July 14, 1999.

         WHEREAS, the Board has determined that it is in the best interests of the Company to amend Schedule A to the Plan in accordance with Sections 6.2 and
6.3 of the Plan.

         NOW, THEREFORE, in consideration of the foregoing, the Plan is amended as follows:

         1. Schedule A is hereby deleted and replaced in its entirety with Schedule A attached to this Amendment.

         2. The Plan, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the undersigned officer hereby certifies that this Amendment has been approved by the Board, and, being duly authorized by the Board, has caused this Amendment to be duly executed as of the date first set forth above.

                                            VIASOFT, INC.


                                            By:  /s/ Steven D. Whiteman
                                               ---------------------------------
                                               Its:   Chairman, CEO & President
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                                  VIASOFT, INC.
                        CHANGE IN CONTROL SEPARATION PLAN

                                   SCHEDULE A

      PAYMENT PERIOD             NAME                                     TITLE
      --------------             ----                                     -----
        18 Months           Steve Whiteman                        Chairman, President & CEO
                            Cathy Hardwick                        VP & General Counsel
                            Colin Reardon                         Senior Vice President

        15 Months           David Lee                             Senior Vice President
                            Tim Brewer                            Vice President

        12 Months           Kevin Donoghue                        Vice President

         9 Months           Jay Mayne                             Director, Finance - Controller

         6 Months           Mark Geninatti                        Director, MIS
                            Peter Thiermann                       Sales Director Central Europe - Rochade
                            Bennie Peleman                        International Manager - ESW
                            Ludovic Clement                       General Mgr - France